SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2006

FORTUNE OIL & GAS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-51484	88-0393369

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305-1676 Martin Drive
White Rock, British Columbia
Canada, V4A 6E7
(Address of Principal Executive Offices)

604-531-0385
(Issuer Telephone number)

This Form 8-K and other reports filed by Fortune Oil & Gas, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item  8.01 Other Events

ICC International Court of Arbitration - Indo-Pacific Resources (Java) Ltd (Barbados) vs. Camar Resources Canada Inc. (Canada)

We received a letter on March 15, 2006 from the ICC International Court of Arbitration (the “ICC”) dated March 2, 2006, with respect to our subsidiary Indo-Pacific Resources (Java) Ltd (Barbados) and its Arbitration request vs Camar Resources Canada Inc. (Canada), wherein the ICC indicated that the parties had a final time limit of 15 days in which to make payment of at least the balance of the provisional advance, failing which the claims and counterclaims would be considered withdrawn.

We advised the ICC on March 30, 2006, through our representative, Ariel Z. Breitman, of McCarthy Tétrault LLP of our desire to withdraw our claim for arbitration and the reasons for such withdrawal. The Litigation Action commenced against CRC and Medco International Ventures (“Medco”) in the Alberta Court of Queen’s Bench on November 22, 2005 (the “Queen’s Bench Action”) previously disclosed on our Form 8-K filing of December 14, 2005 (ref v031372) indicates considerable overlap and duplication of the many issues presented in the Arbitration Case.

On April 4th, 2006, the Company’s wholly owned subsidiary Indo-Pacific Resources (Java) Ltd. (“IPRJ”) received a letter from the International Chamber of Commerce International Court of Arbitration with respect to our Case 13 988/EBS acknowledging receipt of our letter and confirming that the claims and counter claims brought forward by the parties to this arbitration are considered withdrawn as of March 31, 2006. (See exhibit 99.1 attached)

Item	9.01	Financial Statements and Exhibits

	(a)	Financial Statements of Businesses Acquired.

Not applicable.

	(b)	Pro Forma Financial Information

Not applicable.

	(c)	Exhibits.

Number	Item

99.1	Correspondence Dated March 30, 2006 from the ICC International Court of Arbitration, Paris France

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Oil & Gas, Inc.

By:	/s/ James B. Wensveen
Chief Executive Officer

Dated: April 12, 2006